Exhibit 99.1

Investor/Press Contact:	Company Contact:
Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Second Quarter 2009 Earnings and
Increases FFO Guidance for 2009
Radnor, PA, July 28, 2009 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three and six-month periods ended June 30, 2009. The highlights are as follows:
Financial Highlights — Second Quarter
•	Net income allocated to common shares totaled $3.5 million or $0.03 per diluted share in the second quarter of 2009 compared to net income of $5.7 million or $0.06 per diluted share in the second quarter of 2008. The second quarter of 2009 included $12.0 million of gains on the early extinguishment of debt and a charge of $1.2 million attributable to discontinued operations, while the second quarter of 2008 included $0.5 million of gains on the early extinguishment of debt and $8.5 million of income attributable to discontinued operations. Our weighted average diluted share count increased to 102.7 million shares in the second quarter of 2009 from 87.5 million shares in the second quarter of 2008 due to our issuance of 40.25 million common shares on June 2, 2009.

•	Funds from operations available to common shares and units (FFO) in the second quarter of 2009 totaled $59.2 million or $0.56 per diluted share compared to $50.4 million or $0.55 per diluted share in the second quarter of 2008 ($57.3 million or $0.63 per diluted share excluding a $6.9 million impairment charge). Our second quarter 2009 FFO payout ratio was 17.9% ($0.10 common share dividend paid / $0.56 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 105.6 million shares in the second quarter of 2009 from 91.0 million shares in the second quarter of 2008 due to the aforementioned share issuance.

•	In the second quarter of 2009, we incurred $12.9 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $44.9 million of cash available for distribution (CAD) or $0.43 per diluted share compared to $42.8 million of CAD or $0.47 per diluted share in the second quarter of 2008 when we incurred $9.3 million of revenue maintaining capital expenditures. Our second quarter 2009 CAD payout ratio was 23.3% ($0.10 common share dividend paid / $0.43 CAD per share).
Financial Highlights — Six Months
•	Net income allocated to common shares totaled $0.7 million or $0.01 per diluted share in the first six months of 2009 compared to net income of $16.6 million or $0.19 per diluted share in the first six months of 2008. The 2009 period included $18.7 million of gains on the early extinguishment of debt, $1.1 million of termination revenues and a charge of $4.4 million attributable to discontinued operations, while the 2008 period included $3.1 million of gains on the early extinguishment of debt, $4.1 million of termination revenues and $19.6 million of income attributable to discontinued operations. Our weighted average diluted share count increased to 95.5 million shares in the first six months of 2009 from 87.3 million shares in the first six months of 2008 due to the afore-mentioned common share issuance.

•	FFO available to common shares and units in the first six months of 2009 totaled $109.7 million or $1.12 per diluted share ($113.4 million or $1.15 per diluted share excluding a $3.7 million impairment charge) compared to $110.9 million or $1.22 per diluted share in the first six months of

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2008 ($117.8 million or $1.30 per diluted share excluding a $6.9 million impairment charge). Our FFO payout ratio for the first six months of 2009 was 35.7% ($0.40 common share dividend paid / $1.12 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 98.3 million shares for the first half of 2009 from 90.9 million shares in the first half of 2008 due to the aforementioned share issuance.

•	During the first six months of 2009, we incurred $21.4 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $88.8 million of CAD or $0.90 per diluted share compared to $89.2 million of CAD or $0.98 per diluted share for the first six months of 2008 when we incurred $16.1 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first six months of 2009 was 44.4% ($0.40 common share dividend paid / $0.90 CAD per share).
Portfolio Highlights
•	In the second quarter of 2009, our net operating income (NOI) excluding termination revenues and other income items decreased 4.0% on a GAAP basis and 1.0% on a cash basis for our 234 same store properties which were 89.7% and 92.9% occupied on June 30, 2009 and June 30, 2008, respectively.

•	During the second quarter of 2009, we completed 1,014,928 square feet of total leasing activity including 520,002 square feet of renewals, 368,984 square feet of new leases and 125,942 square feet of tenant expansions. We currently have an additional 1,937,788 square feet of executed leasing which will commence subsequent to June 30, 2009. During the second quarter of 2009, we achieved a 67.1% retention rate in our core portfolio with positive net absorption of 52,553 square feet excluding 125,799 square feet of early terminations, or 59.4% overall. During the second quarter of 2009, we achieved a 3.4% increase on our renewal rental rates and a 7.8% increase on our new lease and expansion rental rates, both on a GAAP basis.

•	At June 30, 2009, our core portfolio (excluding four recently completed but not yet stabilized developments) was 89.7% occupied and 90.9% leased (reflecting leases which will commence after June 30, 2009). With the four recently completed developments included, our core portfolio was 88.8% occupied and 90.8% leased at June 30, 2009. We owned 247 properties at June 30, 2009, encompassing 238 core properties aggregating 23.7 million square feet and nine development/ redevelopment properties aggregating 2.3 million square feet.
Investment Highlights
•	In the second quarter of 2009, we sold one property, generating $26.5 million of gross consideration and bringing year to date sales to $36.6 million, or just over 25% of our $145 million 2009 sales goal. Net of transaction costs and a twelve month $1.0 million seller financing on one of the earlier sales, we have realized $33.5 million of aggregate net proceeds from these sales which we used for debt repayments and other general corporate purposes. We currently have approximately $300 million of sales transactions in the market with $85 million of that under contract and $35 million in active discussions with prospective buyers.

•	At June 30, 2009, we were proceeding on two developments and seven redevelopments with total project costs of $455.1 million of which a total of $243.6 million remained to be funded — $113.6 million in the remainder of 2009 and $130.0 million in 2010. These amounts include $355.5 million of total project costs for the combined 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (up to 94.3% leased to the Internal Revenue Service) in Philadelphia, Pennsylvania of which $215.8 million remained to be funded at June 30, 2009. We are also finishing the lease-up of the four recently completed developments for which we expect to spend up to an additional $16.9 million, all in 2009.

Capital Markets Highlights
•	During the second quarter of 2009, we completed a public offering of 40,250,000 of our common shares at an offering price of $6.30 per share, including 5,250,000 shares sold to the underwriters to cover overallotments. The net proceeds from the offering, after underwriting commissions, discounts and offering expenses totaled approximately $242.5 million which we used to reduce outstanding borrowings under our unsecured revolving credit facility and for general corporate purposes.

•	During the second quarter of 2009, we repurchased $88.0 million face amount of our unsecured senior notes maturing in 2009, 2010, 2011 (our exchangeable notes due 2026 with a put date in October 2011) and 2012 in open-market transactions and completed a tender for $34.5 million of our 2010 Notes generating aggregate gains of $12.0 million on the early extinguishment of debt.

•	During the second quarter of 2009, we closed an $89.8 million first mortgage financing on Two Logan Square, a 702,006 square foot, 99.1% leased, class A, office tower in Philadelphia, PA. The loan features a 7.57% rate and a seven-year term with three years of interest only payments followed by a thirty-year amortization schedule. $68.6 million of the proceeds was used to repay without penalty the balance of the former Two Logan first mortgage loan and $21.2 million was used for general corporate purposes including the repayment of existing indebtedness. Subsequent to quarter end, we closed a $60.0 million first mortgage financing on One Logan Square, a previously unencumbered, 594,361 square foot, 99% leased, class A, office tower in Philadelphia, PA. The loan features a floating rate of LIBOR plus 350 basis points (subject to a LIBOR floor) and a seven-year term with three years of interest only followed by a thirty-year amortization schedule derived using a 7.50% rate. The net proceeds of the One Logan loan were used for general corporate purposes including the repayment of existing indebtedness.

•	During the second quarter of 2009, we completed definitive agreements for $256.5 million of aggregate forward financing commitments on the 30th Street Post Office and Cira South Garage projects in Philadelphia, Pennsylvania. The $256.5 million of aggregate proceeds was funded by the underlying lenders and was deposited along with our gross forward commitment fee of approximately $17.7 million into an escrow account to be administered by The Bank of New York Mellon, as trustee. The interest earned on the escrow account and the forward commitment fee will be used to pay the interest costs of the underlying loans through August 26, 2010, the anticipated completion date of the projects and the date on which the then remaining escrow balance of $256.5 million is expected to be released to us. The loans bear interest at 5.93% with interest-only through September 10, 2010 following which they will amortize monthly over a twenty-year period beginning with the October 10, 2010 debt service payment. The loans will be non-recourse and will be secured by mortgages on the Post Office and Garage and by the leases of space at those facilities upon completion of those projects by us and their acceptance by the IRS for occupancy along with other customary conditions, all expected to occur on or about August 26, 2010.

•	At June 30, 2009, our net debt to gross assets measured 46.3% compared to a peak of 54.3% at September 30, 2007, reflecting a cumulative $753.9 million reduction in our net debt over that twenty-one-month period. At June 30, 2009, we had $495.5 million available for use and drawdown under our $600.0 million unsecured revolving credit facility.

•	We achieved a 2.8 times EBITDA interest coverage ratio for the quarter ended June 30, 2009 versus the 2.6 ratio we achieved for the quarter ended June 30, 2008. We recorded a 6.1 net debt to annualized quarterly EBITDA ratio for the quarter ended June 30, 2009.
“Our common share equity issuance, the finalization of the terms and escrow funding of the Post Office/ Garage financing, our property financings and sales and steady property operations in the second quarter combined to further strengthen Brandywine’s financial foundation,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “While we recognize that economic conditions are likely to affect both our tenants and our leasing activity, we also note that it is during these down cycles that Brandywine has historically outperformed its competitors and emerged stronger than ever. We are committed to that same level of performance and tenacity in this current environment and are confident of our ability to meet and take advantage of the challenges and opportunities ahead.”

Distributions
Our dividend policy is to match aggregate 2009 common share dividends to 2009 taxable income and to evaluate the mix of cash and common shares on an ongoing basis. On June 2, 2009, our Board of Trustees declared a quarterly dividend distribution of $0.10 per common share that was paid on July 17, 2009 to shareholders of record as of July 3, 2009. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on July 15, 2009 to holders of record as of June 30, 2009 of the Series C and Series D Preferred Shares, respectively.
2009 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are increasing our previously issued guidance for full year 2009 FFO per diluted share to be in a range of $1.75 to $1.80 versus the prior guidance of $1.60 to $1.74 including impairment charges in both instances. When applicable, we will report our FFO with and without impairment charges. Our earnings and FFO guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2009 earnings and FFO per diluted share:

Guidance for 2009	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.12)	to	$(0.07)
Plus:real estate depreciation and amortization	1.87		1.87

FFO per diluted share	$1.75	to	$1.80

Plus:impairment charges (incurred to date)	0.03		0.03

Adjusted FFO per diluted share	$1.78	to	$1.83

Our 2009 FFO guidance does not include income arising from future sales or impairments which may be taken in the future should the circumstances arise. Our 2009 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice. Our revised 2009 guidance is based on the expectation that our weighted average fully diluted shares for 2009 will be approximately 115.0 million.
Accounting Disclosures
On January 1, 2009, we adopted FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which requires retrospective application. This adoption impacts our exchangeable notes due 2026 with a put date in 2011 that had an outstanding balance of $264.5 million as of March 31, 2009 and which were originally issued in October 2006. The retrospective treatment requires us to bifurcate the net proceeds of the exchangeable notes on a relative fair value basis (based on the then market “straight debt” interest rate) between unsecured debt and the equity conversion options issued in the transaction and affects previously recognized interest expense, capitalized interest and gain on extinguishment of debt associated with the convertible notes, and all related calculations such as net income per diluted share of the Company.
On January 1, 2009, we adopted FAS 160, Non-controlling Interests in Consolidated Financial Statements an Amendment to ARB 51, which affects the classification and potential recognition of any non-controlling interest (formerly called minority interest) relating to Operating Partnership unit-holders and outside owners of our three consolidated real estate ventures. The non-controlling interests related to the Operating Partnership are reflected as a component of the Equity section of our Consolidated Balance Sheet, instead of within the “mezzanine” section. In addition, the non-controlling interests’ portion of earnings is now presented below net income. This presentation is applied retrospectively.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions.
Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Wednesday, July 29, 2009 at 10:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #12136187. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Wednesday, August 12, 2009 by calling 1-800-642-1687 and providing access code 12136187. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Third Quarter 2009 Conference Call
We anticipate that we will release our third quarter 2009 earnings on Wednesday, October 28, 2009, after the market close and will host our third quarter 2009 conference call on Thursday, October 29, 2009, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 37.3 million square feet, including 26.1 million square feet which it owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2008. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2009	2008
ASSETS
Real estate investments:
Operating properties	$4,586,580	$4,608,320
Accumulated depreciation	(690,490)	(639,688)

	3,896,090	3,968,632
Construction-in-progress	197,404	122,219
Land inventory	97,430	100,516

	4,190,924	4,191,367

Cash and cash equivalents	3,936	3,924
Cash in escrow	—	31,385
Accounts receivable, net	8,950	11,762
Accrued rent receivable, net	85,669	86,362
Investment in real estate ventures	75,688	71,028
Deferred costs, net	100,852	89,327
Intangible assets, net	124,106	145,757
Notes receivable	49,676	48,048
Other assets	47,831	59,008

Total assets	$4,687,632	$4,737,968

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$502,961	$487,525
Borrowings under credit facilities	74,000	153,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,724,582	1,917,970
Accounts payable and accrued expenses	85,474	74,824
Distributions payable	15,177	29,288
Tenant security deposits and deferred rents	54,595	58,692
Acquired lease intangibles, net	42,036	47,626
Other liabilities	53,696	63,545

Total liabilities	2,735,521	3,015,470

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,284	882
Additional paid-in capital	2,607,628	2,351,428
Deferred compensation payable in common stock	5,858	6,274
Common shares in treasury	(7,893)	(14,121)
Common shares held in grantor trust	(5,858)	(6,274)
Cumulative earnings	498,280	498,716
Accumulated other comprehensive loss	(10,652)	(17,005)
Cumulative distributions	(1,176,141)	(1,150,406)

Total Brandywine Realty Trust’s equity	1,912,549	1,669,537

Non-controlling interests	39,562	52,961

Total equity	1,952,111	1,722,498

Total liabilities and equity	$4,687,632	$4,737,968

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenue
Rents	$121,598	$123,111	$244,208	$245,879
Tenant reimbursements	18,636	20,786	41,069	39,807
Termination fees	963	892	1,076	4,124
Third party management fees, labor reimbursement and leasing	4,097	5,170	8,861	10,849
Other	583	807	1,501	1,589

Total revenue	145,877	150,766	296,715	302,248

Operating Expenses
Property operating expenses	40,595	40,171	85,460	80,881
Real estate taxes	14,517	15,320	29,887	30,801
Third party management expenses	1,968	2,381	4,083	4,627
Depreciation and amortization	53,308	51,492	105,461	102,430
General & administrative expenses	5,515	6,127	10,473	11,039

Total operating expenses	115,903	115,491	235,364	229,778

Operating income	29,975	35,275	61,352	72,470

Other income (expense)
Interest income	642	179	1,222	382
Interest expense	(34,944)	(36,742)	(70,590)	(73,785)
Deferred financing costs	(1,894)	(1,198)	(3,146)	(2,706)
Recognized hedge activity	(305)	—	(305)	—
Equity in income of real estate ventures	1,533	1,664	2,119	2,779
Net (loss) on disposition of undepreciated real estate	—	—	—	(24)
Gain on early extinguishment of debt	12,013	543	18,651	3,106

Income (loss) from continuing operations	7,020	(279)	9,303	2,222

Discontinued operations:
Income from discontinued operations	(14)	1,922	336	5,037
Net (loss) gain on disposition of discontinued operations	(1,225)	13,420	(1,031)	21,401
Provision for impairment	—	(6,850)	(3,700)	(6,850)

Total discontinued operations	(1,239)	8,492	(4,395)	19,588

Net income (loss)	5,781	8,213	4,908	21,810
Net (loss) income from discontinued operations attributable to non-controlling interests — LP units	35	(324)	132	(791)
Net income (loss) attributable to non-controlling interests — partners’ share of consolidated real estate ventures	(28)	(38)	(22)	(78)
Net income (loss) attributable to non-controlling interests — LP units	(174)	61	(183)	41

Net (loss) income attributable to non-controlling interests	(168)	(301)	(73)	(828)

Net income (loss) attributable to Brandywine Realty Trust	5,614	7,912	4,836	20,982
Preferred share dividends	(1,998)	(1,998)	(3,996)	(3,996)
Amount allocated to unvested restricted shareholders	(73)	(227)	(110)	(394)

Net income (loss) available to Common Shareholders	$3,543	$5,687	$730	$16,592

PER SHARE DATA
Basic income per Common Share	$0.03	$0.07	$0.01	$0.19

Basic weighted-average shares outstanding	101,583,997	87,280,576	94,934,134	87,092,271

Diluted income per Common Share	$0.03	$0.06	$0.01	$0.19

Diluted weighted-average shares outstanding	102,742,343	87,512,345	95,495,392	87,300,005

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Reconciliation of Net Income (Loss) to Funds from Operations:
Net income (loss) available to common shareholders	$3,543	$5,687	$730	$16,592

Add (deduct):
Net income (loss) attributable to non-controlling interests — LP units	174	(61)	183	(41)
Amount allocated to unvested restricted shareholders	73	227	110	394
Net loss on disposition of undepreciated real estate	—	—	—	24
Net (loss) income from discontinued operations attributable to non-controlling interests — LP units	(35)	324	(132)	791
Net loss (gain) on disposition of discontinued operations	1,225	(13,420)	1,031	(21,401)

Depreciation and amortization:
Real property — continuing operations	40,167	37,646	78,807	73,985
Leasing costs (includes acquired intangibles) — continuing operations	12,676	13,271	25,678	27,257
Real property — discontinued operations	71	3,363	324	6,773
Leasing costs (includes acquired intangibles) — discontinued operations	71	1,636	291	3,228
Company’s share of unconsolidated real estate ventures	1,852	2,256	3,707	4,323
Partners’ share of consolidated real estate ventures	(220)	(226)	(440)	(444)

Funds from operations	$59,597	$50,703	$110,288	$111,481
Funds from operations allocable to unvested restricted shareholders	(413)	(286)	(620)	$(539)

Fund from operations available to common share and unit holders (FFO)	$59,184	$50,417	$109,668	$110,942

FFO per share — fully diluted	$0.56	$0.55	$1.12	$1.22

FFO, excluding provision for impairments	$59,184	$57,267	$113,368	$117,792

FFO per share, excluding provision for impairments — fully diluted	$0.56	$0.63	$1.15	$1.30

Weighted-average shares/units outstanding — fully diluted	105,558,964	90,979,203	98,312,013	90,944,076

Distributions paid per Common Share	$0.10	$0.44	$0.40	$0.88

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Share)	17.9%	80.0%	35.7%	72.1%

Payout ratio of FFO, excluding provision for impairments	17.9%	69.8%	34.8%	67.7%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Fund from operations available to common share and unit holders	$59,184	$50,417	$109,668	$110,942

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,182)	(4,624)	(4,353)	(11,233)
Deferred market rental income, including discontinued operations	(1,746)	(2,408)	(3,487)	(4,686)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	119	81	209	155
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	(2)	(39)	(4)	(78)
Operating expense from straight-line rent	370	383	733	766
Net (loss) on disposition of undepreciated real estate	—	—	—	(24)
Provision for impairment of discontinued operations	—	6,850	3,700	6,850
Deferred compensation costs	1,307	1,416	2,528	2,574
Fair market value amortization — mortgage notes payable	(360)	(1,105)	(788)	(2,178)
Recognized hedge activity	305	—	305	—
Debt discount amortization — exchangeable notes	810	1,135	1,766	2,182
Revenue maintaining capital expenditures
Building improvements	(944)	(1,339)	(2,319)	(1,579)
Tenant improvements	(6,442)	(4,526)	(11,102)	(8,351)
Lease commissions	(5,506)	(3,453)	(8,018)	(6,184)

Total revenue maintaining capital expenditures	(12,892)	(9,318)	(21,439)	(16,114)

Cash available for distribution	$44,913	$42,788	$88,838	$89,156

CAD per share — fully diluted	$0.43	$0.47	$0.90	$0.98

Weighted-average shares/units outstanding — fully diluted	105,558,964	90,979,203	98,312,013	90,944,076

Distributions per Common Share	$0.10	$0.44	$0.40	$0.88

Payout ratio of CAD (Dividends paid per Common Share / CAD per Share)	23.3%	93.6%	44.4%	89.8%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 2nd QUARTER
(unaudited and in thousands)
Of the 247 properties owned by the Company as of June 30, 2009, a total of 234 properties (“Same Store Properties”) containing an aggregate of 23.1 million net rentable square feet were owned for the entire three-month periods ended June 30, 2009 and 2008. Average occupancy for the Same Store Properties was 90.0% during 2009 and 92.8% during 2008. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2009	2008

Revenue
Rents	$117,225	$120,088
Tenant reimbursements	17,552	19,771
Termination fees	963	892
Other	419	383

	136,159	141,134

Operating expenses
Property operating expenses	39,730	40,298
Real estate taxes	13,362	14,449

Net operating income	$83,067	$86,387

Net operating income — percentage change over prior year	-3.8%

Net operating income, excluding termination fees & other	$81,685	$85,112

Net operating income, excluding termination fees & other — percentage change over prior year	-4.0%

Net operating income	$83,067	$86,387
Straight line rents	(1,454)	(4,190)
FAS 141R rents	(1,679)	(1,589)
Non-cash ground rent	370	383

Cash — Net operating income	$80,304	$80,991

Cash — Net operating income — percentage change over prior year	-0.8%

Cash — Net operating income, excluding termination fees & other	$78,922	$79,716

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-1.0%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2009	2008

Net income	$5,781	$8,213
Add/(deduct):
Interest income	(642)	(179)
Interest expense	34,944	36,742
Deferred financing costs	1,894	1,198
Recognized hedge activity	305	—
Equity in income of real estate ventures	(1,533)	(1,664)
Depreciation and amortization	53,308	51,492
Gain on early extinguishment of debt	(12,013)	(543)
General & administrative expenses	5,515	6,127
Total discontinued operations	1,239	(8,492)

Consolidated net operating income	88,798	92,894
Less: Net operating income of non same store properties	(2,322)	(2,362)
Less: Eliminations and non-property specific net operating income	(3,409)	(4,145)

Same Store net operating income	$83,067	$86,387

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 247 properties owned by the Company as of June 30, 2009, a total of 234 properties (“Same Store Properties”) containing an aggregate of 23.1 million net rentable square feet were owned for the entire six month periods ended June 30, 2009 and 2008. Average occupancy for the Same Store Properties was 90.9% during 2009 and 93.1% during 2008. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2009	2008

Revenue
Rents	$236,035	$239,976
Tenant reimbursements	38,814	37,635
Termination fees	1,076	4,124
Other	765	908

	276,690	282,643

Operating expenses
Property operating expenses	81,343	79,368
Real estate taxes	27,598	28,991

Net operating income	$167,749	$174,284

Net operating income — percentage change over prior year	-3.7%

Net operating income, excluding termination fees & other	$165,908	$169,252

Net operating income, excluding termination fees & other — percentage change over prior year	-2.0%

Net operating income	$167,749	$174,284
Straight line rents	(3,067)	(10,142)
FAS 141 rents	(3,346)	(3,010)
Non-cash ground rent	733	766

Cash — Net operating income	$162,069	$161,898

Cash — Net operating income — percentage change over prior year	0.1%

Cash — Net operating income, excluding termination fees & other	$160,228	$156,866

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	2.1%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Six Months Ended June 30,
	2009	2008

Net Income	$4,908	$21,810
Add/(deduct):
Interest income	(1,222)	(382)
Interest expense	70,590	73,785
Deferred financing costs	3,146	2,706
Recognized hedge activity	305	—
Equity in income of real estate ventures	(2,119)	(2,779)
Depreciation and amortization	105,461	102,430
Net loss on sale of undepreciated real estate	—	24
Gain on early extinguishment of debt	(18,651)	(3,106)
General & administrative expenses	10,473	11,039
Total discontinued operations	4,395	(19,588)

Consolidated net operating income	177,286	185,939
Less: Net operating income of non same store properties	(4,045)	(4,530)
Less: Eliminations and non-property specific net operating income (loss)	(5,492)	(7,125)

Same Store net operating income	$167,749	$174,284